Exhibit 99.1

OncoCyte Reports Fourth Quarter and Full Year 2017 Financial Results

Development of DetermaVu™ Remains on Track for Completion in 2018

-Conference Call Today at 4:30 pm ET-

ALAMEDA, Calif., April 2, 2018 — OncoCyte Corporation (NYSE American: OCX), a developer of novel, non-invasive liquid biopsy tests for the early detection of cancer, today reported financial results for the fourth quarter and full year ended December 31, 2017.

“Since our last quarterly update to investors in November, the team at OncoCyte has been busy making substantial progress on several fronts,” commented William Annett, President and Chief Executive Officer. “OncoCyte has upgraded its management team, brought additional talent to its Board of Directors, strengthened its balance sheet, expanded its patent estate, and continued to advance the development of DetermaVu™ to be ready for potential commercialization by the end of 2018. So far in 2018 we have continued to be deeply engaged in a number of activities that we believe should create significant value for our shareholders over time by bringing innovative technologies to market that have the potential to save and improve the lives of cancer patients.”

Recent Highlights

●	Strengthened balance sheet through a $10 million private placement of common shares with two current investors.

●	Discovered and filed patent applications for 190 novel lung cancer biomarkers that may enhance OncoCyte’s lung cancer test and enable better differentiation of malignant from benign lung nodules for improved lung cancer diagnosis.

●	Reported positive data from a small study using a preliminary algorithm incorporating a combination of existing and newly discovered biomarkers. The study demonstrated at least equivalent accuracy for DetermaVu™ in diagnosing lung cancer on three different commercial molecular diagnostic platforms. These results need to be verified in a larger confirmation study to confirm the potential utility of the new biomarker panel. The Company is currently conducting that study and expects that it will be completed during the second quarter of 2018.

●	Announced the appointment of Cavan Redmond, a director of the Company since 2015, as Chairman of the Board of Directors.

●	Continued to enhance our abilities to rapidly prototype, evaluate, and develop lung cancer diagnostic products through the continued growth of our well-characterized lung cancer clinical sample bank.

Upcoming Milestones in 2018

First half:

●	Complete DetermaVu™ confirmation study.

Second half:

●	Select final commercial platform for DetermaVu™.

●	Conduct R&D Validation Study of DetermaVu™

●	Conduct and report results of Analytical Validation Study of DetermaVu™.

●	Conduct CLIA Validation Study of DetermaVu™.

●	Conduct and report results of Clinical Validation Study of DetermaVu™.

Fourth Quarter 2017 Financial Results

For the quarter ended December 31, 2017, OncoCyte incurred a net loss of $4.0 million, or ($0.13) per share, compared to a net loss of $3.1 million, or ($0.11) per share, in the fourth quarter of 2016.

Operating expenses for the three months ended December 31, 2017, were $3.9 million as reported, and were $3.3 million, on an as adjusted basis.

Research and development expenses for the fourth quarter of 2017, as reported, were $1.5 million compared to $1.4 million for the same period in 2016. The increased costs include outside laboratory and clinical trial expenses, salaries and payroll related expenses, stock-based compensation expenses, and charges to OncoCyte by its former parent company BioTime, Inc. for continued shared facilities and services provided to OncoCyte.

General and administrative expenses for the fourth quarter of 2017, as reported, were $1.8 million compared to $1.1 million for the same period in 2016. The $0.7 million increase was mainly attributable to increased legal and patent related costs, consulting, salaries and payroll related expenses, including stock-based compensation, as we upgraded our management team with additional key hires made in 2017.

Sales and marketing expenses for the fourth quarter of 2017, as reported, were $0.6 million, relatively unchanged from $0.5 million for the same period in 2016.

At December 31, 2017, OncoCyte had cash and cash equivalents of $7.6 million and available-for-sale securities valued at $0.8 million.

Fiscal 2017 Financial Results

For 2017, OncoCyte reported a net loss of $19.4 million, or ($0.64) per share, compared to $11.2 million, or ($0.42) per share, in 2016.

Operating expenses for 2017 were $18.8 million, as reported, and were $12.6 million, on an as adjusted basis.

Research and development expenses for 2017, as reported, were $7.2 million, compared to $5.7 million during 2016. The $1.5 million increase was primarily due to the certification and maintenance costs related to the Company’s CLIA laboratory and the cost of the DetermaVu™ program. The increased costs include outside laboratory and clinical trial expenses, salaries and payroll related expenses, including stock-based compensation, and charges to OncoCyte by its former parent company, BioTime, Inc., for continued shared facilities and services provided to OncoCyte.

General and administrative expenses for 2017, as reported, were $9.2 million compared to $4.3 million during 2016. The $4.9 million increase was mainly attributable to a $4.1 million noncash charge for the issuance of warrants to certain investors who exercised stock purchase warrants, $0.4 million in legal and patent related expenses, $0.3 million in personnel costs and related benefits, including stock-based compensation expenses, and $0.2 million in insurance expense.

Sales and marketing expenses for 2017, as reported, were $2.4 million compared to $1.2 million during 2016. The $1.2 million increase was mainly attributable to increases of $0.7 million in salaries and payroll related expenses, including stock-based compensation, $0.2 million in consulting expenses, and $0.2 million in amounts charged to OncoCyte by BioTime for continued shared facilities and services provided to OncoCyte.

Conference Call

OncoCyte will host a conference call today, April 2, 2018, at 4:30 p.m. ET / 1:30 p.m. PT to discuss financial results.

The dial-in number in the U.S./Canada is 800-281-7973, for international participants the number is 323-794-2093. For all callers, refer to Conference ID 4101947. To access the live webcast, go to the investor relations section on the company’s website, http://investors.oncocyte.com/events-and-presentations.

A replay of the conference call will be available for seven business days beginning about two hours after the conclusion of the live call, by calling 888-203-1112 toll-free (from U.S./Canada); international callers dial 719-457-0820. Use the Conference ID 4101947. Additionally, the archived webcast will be available http://investors.oncocyte.com/events-and-presentations.

About OncoCyte Corporation

OncoCyte is focused on the development and commercialization of novel, non-invasive blood and urine (“liquid biopsy”) diagnostic tests for the early detection of cancer. Early detection of cancer can improve health outcomes, reduce the cost of care, and improve patients’ quality of life. Liquid biopsy diagnostic tests like those OncoCyte is developing may reduce the need for costlier and riskier diagnostic procedures such as invasive biopsy and cystoscopic procedures. OncoCyte’s development pipeline is focused on non-invasive confirmatory diagnostic tests for lung, breast, and bladder cancer. OncoCyte’s tests are being developed using proprietary sets of genetic and protein molecular markers that differentially express in specific types of cancer. OncoCyte conducts ongoing research to identify additional molecular markers, acquire and license markers and related technology, and develop tests based on those markers.

Forward Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) are forward-looking statements. These statements include those pertaining to the implementation and results of research, development, clinical trials and studies, commercialization plans, future financial and/or operating results, and future opportunities for OncoCyte, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential diagnostic tests or products, uncertainty in the results of clinical trials or regulatory approvals, the capacity of our third-party supplied blood sample analytic system to provide consistent and precise analytic results on a commercial scale, the need and ability to obtain future capital, and maintenance of intellectual property rights, and the need to obtain third party reimbursement for patients’ use of any diagnostic tests we commercialize. Actual results may differ materially from the results anticipated in these forward-looking statements and accordingly as such statements should be evaluated together with the many uncertainties that affect the business of OncoCyte, particularly those mentioned in the “Risk Factors” and other cautionary statements found in OncoCyte’s Securities and Exchange Commission filings. OncoCyte disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contacts:

EVC Group LLC

Matt Haines / Michael Polyviou

917-733-9297 / 732-933-2754

mhaines@evcgroup.com / mpolyviou@evcgroup.com

Financial Media Contact:

GIBSON Communications, LLC

Tom Gibson

201-476-0322

tom@tomgibsoncommunications.com

FINANCIAL TABLES FOLLOW

ONCOCYTE CORPORATION

BALANCE SHEETS

(In thousands)

	December 31,
	2017	2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,600	$10,174
BioTime shares held as available-for-sale securities, at fair value	760	2,237
Prepaid expenses and other current assets	168	285
Total current assets	8,528	12,696

NONCURRENT ASSETS
Intangible assets, net	746	988
Equipment and furniture, net	822	688
Deposits	120	75
TOTAL ASSETS	$10,216	$14,447

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Amount due to BioTime and affiliates	$2,099	$2,854
Accounts payable	175	422
Accrued expenses and other current liabilities	1,042	797
Loan payable, current	800	-
Capital lease liability, current	338	202
Total current liabilities	4,454	4,275

LONG-TERM LIABILITIES
Loan payable, net of deferred financing costs, noncurrent	1,070	-
Capital lease liability, noncurrent	289	310
TOTAL LIABILITIES	5,813	4,585

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, no par value, 5,000 shares authorized; none issued and outstanding	-	-
Common stock, no par value, 50,000 shares authorized; 31,452 and 28,737 shares issued and outstanding at December 31, 2017 and 2016, respectively	59,968	45,818
Accumulated other comprehensive loss on available-for-sale securities	(888)	(654)
Accumulated deficit	(54,677)	(35,302)
Total stockholders’ equity	4,403	9,862
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,216	$14,447

ONCOCYTE CORPORATION

STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31, (unaudited)		Year Ended December 31,
OPERATING EXPENSES	2017	2016	2017	2016
Research and development	$1,507	$1,431	$7,174	$5,677
General and administrative	1,785	1,120	9,232	4,265
Sales and marketing	600	543	2,443	1,198
Total operating expenses	3,892	3,094	18,849	11,140

Loss from operations	(3,892)	(3,094)	(18,849)	(11,140)

OTHER EXPENSES, NET
Loss on sale of available-for-sale securities and other expenses, net	-	-	(309)	-
Interest expense, net	(68)	(9)	(217)	(28)
Total other expenses, net	(68)	(9)	(526)	(28)

NET LOSS	$(3,960)	$(3,103)	$(19,375)	$(11,168)

Basic and diluted net loss per share	$(0.13)	$(0.11)	$(0.64)	$(0.42)

Weighted average shares outstanding: basic and diluted	31,440	28,712	30,195	26,529

ONCOCYTE CORPORATION

STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31
	2017	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(19,375)	$(11,168)	$(8,735)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	338	145	41
Amortization of intangible assets	242	242	242
Stock-based compensation	1,630	922	1,815
Loss on sale of available-for-sale securities, including selling commissions	309	-	-
Warrants issued to certain shareholders as inducement to exercise of warrants	4,074	-	-
Contingently issuable warrant expense to investors	-	-	65
Amortization of debt issuance costs and interest expense	83	-	18
Changes in operating assets and liabilities:
Amount due to BioTime and affiliates	(753)	2,007	1,557
Prepaid expenses and other current assets	115	101	(274)
Accounts payable and accrued liabilities	(48)	229	1,042
Net cash used in operating activities	(13,385)	(7,522)	(4,229)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net proceeds from sale of available-for-sale securities	934	-	815
Purchase of equipment	(91)	(106)	(500)
Security deposit	-	(75)	-
Net cash provided by (used in) investing activities	843	(181)	315

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options	610	218	4
Proceeds from exercise of warrants	7,774	-	-
Proceeds from sale of common stock	-	-	11,649
Proceeds from sale of common stock and warrants	-	10,550	-
Financing costs related to sale of common stock and warrants	-	(773)	-
Proceeds from issuance of loan payable, net of financing costs	1,982	-	-
Repayment of loan payable	(133)	-	-
Repayment of capital lease obligation	(265)	(114)	-
Net cash provided by financing activities	9,968	9,881	11,653

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,574)	2,178	7,739
CASH AND CASH EQUIVALENTS:
At beginning of the year	10,174	7,996	257
At end of the year	$7,600	$10,174	$7,996

Non-GAAP Financial Measures

This earnings release includes operating expenses prepared in accordance with accounting principles generally accepted in the United States (GAAP), and includes certain historical non-GAAP operating expenses. In particular, OncoCyte has provided non-GAAP total operating expenses, adjusted to exclude noncash stock-based compensation, depreciation and amortization and warrants expense issued to certain shareholders as an inducement of exercise of warrants. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP. However, OncoCyte believes the presentation of non-GAAP total operating expenses, when viewed in conjunction with our GAAP total operating expenses, is helpful in understanding OncoCyte’s ongoing operating expenses and its programs.

Furthermore, management uses these non-GAAP financial measures in the aggregate to establish budgets and operational goals, to manage OncoCyte’s business and to evaluate its performance and its programs.

OncoCyte Corporation

Reconciliation of Non-GAAP Financial Measure

Adjusted Operating Expenses

	Amounts In Thousands
	For the Three Months Ended December 31, 2017 (unaudited)	For the Year Ended December 31, 2017
GAAP Operating Expenses - as reported	$3,892	$18,849
Stock-based compensation expense	(472)	(1,630)
Noncash warrant expense	-	(4,074)
Depreciation and amortization expense	(162)	(580)
Non-GAAP Operating Expenses, as adjusted	$3,258	$12,565